UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

D AND Z MEDIA ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On December 15, 2022, D and Z Media Acquisition Corp. issued the following press release:

D AND Z MEDIA ACQUISITION CORP. ANNOUNCES INCREASED CONTRIBUTIONS TO TRUST ACCOUNT IN CONNECTION WITH PROPOSED EXTENSION

Atlanta, Georgia, December 15, 2022 — D and Z Media Acquisition Corp. (NYSE: DNZ) (the “Company”) today announced that, in connection with the previously announced special meeting in lieu of the 2022 annual meeting of stockholders of the Company to be held at 1:30 p.m. Eastern Time on December 19, 2022 (the “Special Meeting”) for the sole purpose of considering and voting on, among other proposals, a proposal to extend the date by which the Company must consummate an initial business combination (the “Extension”) from January 28, 2023 (the “Original Termination Date”) to October 31, 2023 or such earlier date as determined by the Company’s board of directors (such later date, the “Extended Date”), the Company’s sponsor, D and Z Media Holdings LLC (the “Sponsor”), or its designees will make increased additional contributions to the trust account following the approval and implementation of the Extension.

If the requisite proposals are approved at the Special Meeting and the Extension is implemented, the Sponsor or its designees will deposit into the trust account as a loan (a “Contribution”, and the Sponsor or its designee making such Contribution, a “Contributor”), on the Original Termination Date, the lesser of (w) $255,000 or (x) $0.15 per public share multiplied by the number of public shares outstanding on the Original Termination Date, and on each of April 28, 2023 and the 28th day of each subsequent calendar month until the Extended Date, the lesser of (y) $85,000 or (z) $0.05 per public share multiplied by the number of public shares outstanding on such applicable date, provided that no Contribution will be made for the period from October 28, 2023 to October 31, 2023, if applicable (each date on which a Contribution is to be deposited into the trust account, a “Contribution Date”).

The Company has not asked the Sponsor to reserve for, nor has the Company independently verified whether the Sponsor will have sufficient funds to satisfy, any such Contributions. If a Contributor fails to make a Contribution by an applicable Contribution Date, the Company will liquidate and dissolve as soon as practicable after such date and in accordance with the Company’s charter. The Contributions will be evidenced by a non-interest bearing, unsecured promissory note and will be repayable by the Company upon consummation of an initial business combination. If the Company does not consummate an initial business combination by the Extended Date, any such promissory notes will be repaid only from funds held outside of the trust account or will be forfeited, eliminated or otherwise forgiven. Any Contribution is conditioned on the approval of the requisite proposals at the Special Meeting and the implementation of the Extension. No Contribution will occur if such proposals are not approved or the Extension is not implemented. If the Company has consummated an initial business combination or announced its intention to wind up prior to any Contribution Date, any obligation to make Contributions will terminate. The above terms supersede any prior arrangement with respect to any Contributions.

Additionally, if the Extension is implemented, the Company plans to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to maintain the funds in the trust account in cash in an interest-bearing demand deposit account at a bank. Interest on such deposit account is currently 2.5% per annum, but such deposit account carries a variable rate and the Company cannot assure you that such rate will not decrease or increase significantly.

Further information related to attendance, voting and the proposals to be considered and voted on at the Special Meeting is described in the definitive proxy statement related to the Special Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 15, 2022 (the “Definitive Proxy Statement”).

About D and Z Media Acquisition Corp.

D and Z Media Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Although the Company’s search for a target business is not limited to a particular industry or geographic region, it has initially focused on companies related media, education technology (ed-tech) and other related industries. The Company’s management team includes Betty Liu (Chairman, President and CEO) and Mark Wiltamuth (CFO). Intercontinental Exchange (NYSE: ICE) and Navigation Capital Partners, Inc. are members of the Sponsor.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the approval of certain proposals at the Special Meeting, the implementation of the Extension or any Contributions to the trust account, the liquidation of any securities held in the trust account, the placement of funds held in the trust account in an interest-bearing demand deposit account being permitted by the trustee of the trust account or current or future interest rates on funds held in the trust account. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Definitive Proxy Statement, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

The Definitive Proxy Statement has been mailed to the Company’s stockholders of record as of the record date for the Special Meeting. Investors and security holders of the Company are advised to read the Definitive Proxy Statement because it contains important information about the Special Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: D and Z Media Acquisition Corp., 2870 Peachtree Road NW, Suite 509, Atlanta, GA 30305.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposals to be considered and voted on at the Special Meeting. Information concerning the interests of the directors and executive officers of the Company is set forth in the Definitive Proxy Statement, which may be obtained free of charge from the sources indicated above.

Contacts

Alex Jorgensen, Prosek Partners, ajorgensen@prosek.com

D and Z Media Acquisition Corp., ir@dandzmedia.com

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